Exhibit 10.1

                               AGREEMENT BETWEEN
                                  VCG & A, INC.
                                       AND
                         SYNOVICS PHARMACEUTICALS, INC.

     This Agreement is entered into between VCG & A, Inc., a Delaware corporation, in conjunction with David Coffin Beech (an independent consultant), hereinafter mutually referred to as "VCG" and SYNOVICS PHARMACEUTICALS INC. A NEVADA corporation, hereinafter called "COMPANY."

     WHEREAS, COMPANY is in the business of marketing and selling pharmaceutical products, and

     WHEREAS, VCG is a health care marketing firm specializing in providing general consulting for healthcare product launches, national account services, managed care strategic planning, contracting support, marketing and promotional campaigns, and COMPANY meetings for the managed care and trade channel marketplace, which expertise VCG is willing to provide to COMPANY.

     NOW, THEREFORE, IN CONSIDERATION OF THE COVENANTS AND UNDERTAKINGS SET FORTH HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS
FOLLOWS:

     VCG will provide services listed here as attachments, which are discussed in detail in the following pages of this Agreement. Other projects may be added to this Agreement with COMPANY'S consent and will be covered under the same legalities which are discussed in detail in the following pages of this Agreement.

1.   TERMS AND CONDITIONS

     TERM AND TERMINATION. THIS AGREEMENT SHALL BE EFFECTIVE AS OF FEBRUARY 1, 2007, THROUGH JULY 31, 2007 AND SHALL BE AUTOMATICALLY RENEWED FOR A CONTINUING SIX (6) MONTH RENEWAL PERIOD UNLESS TERMINATED BY EITHER PARTY BY PROVIDING SIXTY (60) DAYS NOTICE PRIOR THE END OF THE INITIAL TERM OR SUBSEQUENT RENEWAL PERIOD, IN WRITING, TO THE OTHER PARTY, ADDRESSED AS
     FOLLOWS:

                      VCG & A, INC.
                      137 HILL STREET
                      PO BOX 6530
                      HOLLISTON, MA  01746

                      OR

                      SYNOVICS PHARMACEUTICALS INC.
                      2575 EAST CAMELBACK ROAD
                      SUITE 450
                      PHOENIX, ARIZONA  85016



     Upon the expiration or termination of this Agreement, VCG shall turn over to COMPANY all of the work performed in connection with this Agreement whether or not completed. Such work could include account records and files, customer information, profiles and other material developed specifically for COMPANY during the life of this agreement.


     NOTICES. All notices or other communications required under this Agreement shall be in writing and shall be sent via registered or certified mail, return receipt requested, or by Federal Express or other nationally recognized overnight courier service providing parcel tracking service to the parties at the addresses set forth in this Agreement.


     GOVERNING LAW. This Agreement shall be governed by the law of the State of Delaware.

     INDEMNIFICATION. VCG shall indemnify and hold COMPANY and its subsidiaries, divisions, affiliates, directors, officers, shareholders ,employees, representatives, successors and assigns harmless from any loss, cost, claim or demand arising from any negligent or dishonest act, misrepresentation, or error committed by VCG& A, its employees, agents and contractors arising out of the performance or non-performance of its obligations hereunder. VCG warrants that it will have and continue to have throughout the term of this Agreement and for two (2) years thereafter adequate insurance to cover its indemnification obligations as set forth above.

2.   SCOPE OF WORK

     VCG & ASSOCIATES hereby represents to COMPANY that VCG has the requisite facilities, equipment and personnel with the requisite expertise, experience, and skill, to render the consulting services and VCG shall so render the consulting services, in a timely, competent and efficient manner. VCG further represents that the consulting services to be provided pursuant to this Agreement will represent VCG's best efforts and will be of the highest professional standards and quality. VCG further represents that VCG shall abide by all laws, rules and regulations that apply to the performance of the consulting services, and, when on COMPANY'S premises, VCG shall comply with COMPANY policies with respect to conduct of visitors.

3. WORKING RELATIONSHIP VCG is and shall be deemed an independent contractor and not an agent or employee of COMPANY. VCG shall have no power to bind or to contract for COMPANY, nor shall VCG hold itself out as having such power or authority unless expressly provided the authority to do so. During the term of this Agreement, VCG shall perform consultation and other defined work as mutually agreed and provide services to COMPANY as outlined herein.

     VCG shall account for and report, and be liable for the payment of all applicable federal and state income taxes, social security taxes, and all other taxes due on payment received by VCG hereunder.

4.   CONTROL OF WORK

     All details concerning the performance of the work, including, but not limited to: (a) the order of sequence of any individual task, (b) the time of performance, (c) the place of performance, (d) the manner and the methods implemented in completing the services described above shall be subject solely to VCG's control, professional judgment and discretion, consistent only with the requirements of the successful progress and timely completion of the work that meets or exceeds COMPANY's requirements. VCG, working in collaboration with COMPANY, shall choose the time and manner for performance of each part of the work, according to VCG & A's own routines and schedules, independent of COMPANY' operations and again, consistent only with the requirements of the successful progress and timely completion of the work that meets or exceeds COMPANY's requirements. In addition, VCG will seek and take input from COMPANY regarding policy and operational procedures, special projects, and meeting appropriate timelines. Nothing herein shall operate or be construed to prevent COMPANY, during the term of this Agreement, from suspending work under this Agreement from time to time as the needs and interests of its business shall require. In the event of such suspensions, COMPANY shall, within 30 days upon receipt promptly pay VCG for all fees and expenses (as herein described below) earned or incurred to the time of notification and as a result of such suspension.

5.   FEES

     FIXED FEES.
     VCG and COMPANY are entering into a Management Consulting agreement whereby VCG shall provide certain management skills and expertise to COMPANY. VCG shall be retained on a monthly basis to provide services as outlined in Attachment A.

     COMPANY agrees to pay to VCG all fees pursuant to the payment structure for the defined services for outlined on Attachment C.

     All monthly retainer fees will be due to VCG on a monthly basis, and payment from COMPANY will be due upon the 15th of each month following the date of invoice. All other fees will be due 30 days from the date of invoice otherwise subject to a 1% per month (12% per annum) penalty.

     VARIABLE FEES.

     [CONFIDENTIAL TREATMENT REQUESTED]

     EXPENSE REIMBURSEMENT. COMPANY agrees to reimburse VCG for any reasonable and necessary business and travel expenses incurred in the course of performing the work described in Attachment A. Expenses eligible for reimbursement shall include: travel, lodging, meals, telephone, printing, postage, duplication, and any other specialty services required to complete business on behalf of COMPANY. COMPANY shall only be responsible for reimbursing those business and travel expenses that are covered by COMPANY's Travel and Entertainment Policy currently in effect and subject to change from time to time. Expenses will be handled on a pass-through basis to include a 5% administrative fee. All invoices submitted by VCG for reimbursement of business and travel expenses, shall be accompanied by a copy of the original receipts and supporting documentation. Reimbursement of business and travel expenses by COMPANY shall not be charged against the project fee, retainer or other fees otherwise due and owing from COMPANY. Expense reimbursement shall be made to VCG within thirty (30) days of receipt and approval of said invoice and expense statements.

     Unresolved disputes as to fees due and owing, or as to the quality and quantity of work in question, shall be submitted to the dispute resolution process of Section 10.

     Note: Hotels - When traveling on behalf of COMPANY, VCG employees will stay at moderately priced hotels (i.e., Marriott, Hilton, Hyatt, etc). Airline tickets purchased will be for economy class.


6.   VCG'S EMPLOYEES, AGENTS AND ASSISTANTS; RELEASE AND INDEMNIFICATION

     The work will be performed primarily by VCG and VCG shall be responsible for engaging its own employees, agents and assistants as VCG may require in the completion of the work required by this Agreement. VCG shall retain full responsibility for the hiring, management, direction, control and compensation of said individuals. VCG shall maintain workers compensation insurance coverage on all VCG employees performing work under this Agreement. VCG hereby releases and shall indemnify COMPANY, its subsidiaries and affiliates and their respective directors, officers, employees, representatives and assigns from any and all liability for damage to property or loss thereof, personal injury or death during the term of this Agreement (and any extensions thereof) or thereafter, sustained by VCG and any employee, agent or subcontractor employed or engaged by VCG as a result of performing work under this Agreement. From time to time COMPANY may elect to assign its own employees or agents to work with VCG in the completion of work under this Agreement; however, VCG shall have no management, direction, control or other responsibility for employees or agents of COMPANY so assigned.

     For a period of two (2) years following termination of this Agreement by either party, whether with or without cause, COMPANY shall not in any way knowingly, directly or indirectly, for itself or in conjunction with any other person, partnership, firm, corporation or other entity, (i) solicit or divert away or attempt to solicit or divert any employee of VCG to terminate his or her employment or engagement with VCG, or (ii) employ or otherwise engage as an employee, independent contractor or otherwise any person who is an employee or independent contractor of VCG or was such in the six (6) months preceding the date of termination of this agreement.

7.   NON-EXCLUSIVITY & CONFLICT OF INTEREST

     Nothing in this Agreement shall operate or be construed to prevent VCG from performing work or services for any other non-competing client or customer during the term of this Agreement (and any extension thereof); provided however, that nothing therein shall operate or be construed to permit, excuse or authorize VCG's failure to duly and properly discharge the obligations VCG has agreed to perform under this Agreement.

     If during the term of this Agreement VCG is performing or proposes to perform services for others that may directly or indirectly, conflict with the interest of COMPANY, VCG shall immediately notify COMPANY. If in the opinion of COMPANY, such services or proposed services constitute a conflict of interest and such services are performed by VCG, COMPANY at its election may terminate this Agreement with VCG. In the event of such termination, COMPANY, shall, within 30 days upon receipt, promptly pay VCG for all fees and expenses (as herein described below) earned or incurred to the time of notification and as a result of such termination.

8.   OWNERSHIP, DISCLOSURE AND TRANSFER OF DEVELOPMENTS

     All written materials and other works which may be subject to copyright and all patentable and un-patentable inventions, discoveries and ideas (including but not limited to any computer software) which are made, conceived, reduced to practice or written by VCG or VCG's employees during the term of this Agreement, and after this Agreement expires or terminates, and which are based upon the consulting services and/or projects completed by VCG exclusively for COMPANY ("Developments") shall become COMPANY'S property exclusively and shall be used by COMPANY as COMPANY deems appropriate. The term "Developments" shall not include any of the foregoing which are made, conceived, reduced to practice or written by VCG or VCG's employees and which relate to VCG's business as a whole or to one or more of VCG's other customers including, but not limited to, databases, information about wholesale and retail pharmaceutical purchasers, market trends, and like generic information. VCG, by signing this Agreement, expressly agrees to COMPANY'S ownership of all developments. VCG agrees to hold all developments confidential under Section 9 of this Agreement. VCG shall disclose promptly to COMPANY each Development and, upon COMPANY'S request and at COMPANY'S expense, VCG shall assist COMPANY, or anyone COMPANY designates, in filing patent or copyright applications in any county in the world. Each copyrightable work that is a development, to the extent permitted by law, shall be, considered a work made for hire (as that term is defined in U.S. Copyright Act 17 U.S.C. 101) and the authorship and copyright of the work shall be in the COMPANY'S name. VCG shall execute, or cause to executed by the inventor(s), all papers and do all things which may be necessary or advisable, in the opinion of COMPANY, to prosecute such applications and to vest in COMPANY or its designee, all the right title and interest in and to the Developments. If, for any reason, VCG is unable to effectuate a full assignment of any Development, VCG shall transfer to COMPANY, or its designee, VCG's transferable rights, whether they be exclusive or non-exclusive, or as a joint inventor or partial owner of the development.


9.   CONFIDENTIALITY

     It is understood by the parties hereto that during the performance of the consulting services and each separate project, VCG may receive from COMPANY, or otherwise acquire, certain confidential, proprietary and/or trade secret information which is the property of COMPANY ("Confidential Information"). VCG hereby warrants and affirms that VCG shall neither use, nor disclose to any third party, such Confidential Information for any purpose other than as is specifically allowed by this Agreement. VCG shall disclose such Confidential Information only to such of VCG's employees, agents and contractors, who need to know such information to further the purposes of this Agreement. VCG shall advise such employees, agents and contractors of the confidential nature of the disclosed Confidential Information and shall instruct such employees, agents and contractors to take all necessary and reasonable precautions to prevent the unauthorized use or disclosure thereof. Upon the expiration or termination of this Agreement, VCG shall return to COMPANY all tangible forms of Confidential Information, including any and all copies and/or derivatives of Confidential Information made by VCG or VCG& A's employees in whatever form or medium. VCG shall not disclose to any third party or otherwise make public the terms of this Agreement except as necessary to secure enforcement of the terms of this Agreement or in response to a lawful subpoena - in the latter instance, VCG shall, prior to disclosure, provide COMPANY with a copy of such subpoena and provide COMPANY with the opportunity to file a motion for a protective order. The term "Confidential Information", as used in this section and throughout the Agreement, shall include all information given from COMPANY to VCG related to COMPANY products or COMPANY business operations other than that information which is : (i) in the public domain or which comes into the public domain through no breach of this Agreement: (ii) information which is disclosed to VCG by a third party who is not under obligation of confidentiality with COMPANY; or (iii) information which VCG can show by written records was previously known to VCG prior to disclosure by COMPANY (and is not otherwise subject to an obligation of confidentiality). VCG's obligations as set forth in this Section 9 shall survive the termination of this Agreement, for whatever the reason, for a period of ten (10) years thereafter.

10.  RESOLUTION OF DISPUTES; WAIVER OF LITIGATION

     This Agreement shall be construed and interpreted in accordance with the laws of Delaware. All disputes involving a claimed breach of the Agreement shall be submitted to mediation and failing resolution, to binding arbitration pursuant to the commercial mediation and arbitration rules of the American Arbitration Association in effect at the time of the Agreement becomes effective. Any arbitration hearing shall be held before an experienced business law arbitrator, licensed to practice law in Delaware and shall be held in Delaware, unless the parties agree otherwise. This agreement to arbitrate shall be enforceable and judgment upon any award rendered by an arbitrator may be entered in any court of any county having jurisdiction.

11.  SEVERABILITY

     Should any provisions of this Agreement be found by any court of competent jurisdiction to be invalid, null or void, all other provisions shall continue in force and effect.

12.  ASSIGNMENT OF RIGHTS AND OBLIGATIONS

     This Agreement is not assignable by VCG. COMPANY may assign this Agreement in connection with the sale or transfer of all or substantially all of this business of COMPANY to which this Agreement relates by giving written notice to VCG. It is further understood that this Agreement inures to the benefit of the successors and assigns of COMPANY and will be binding upon VCG and VCG's executors, administrators and representatives.

13.  TAXES

     All taxes applicable to any amounts paid by COMPANY to VCG under this Agreement will be VCG's liability and COMPANY shall not withhold nor pay any amounts for federal, state or municipal income tax, social security unemployment or worker's compensation.

14.  GOVERNMENT ORDERS

     If the work involves work under contracts which COMPANY may have as a government prime contractor or subcontractor, all obligations in such contracts shall be binding upon VCG. If the work to be performed by VCG includes the receiving, handling or development of any government classified materials, VCG will comply with all applicable security regulations and requirements including qualifications for receiving and handling such classified information/material. VCG shall submit a confidential report to COMPANY immediately whenever for any cause it has reason to believe that there is an active danger of espionage or sabotage affecting any work under such government contracts.

15.  TRIGGERING EVENT.

     This agreement will be separated into two distinct Phases. Phase I (Attachment A) shall be structured to assist COMPANY in the attainment of capital, the development of an overall business strategy and the negotiation and purchase of the rights of certain key products currently identified (i.e. [CONFIDENTIAL TREATMENT REQUESTED]) and is not to exceed 180 days. Phase II shall include ongoing management, sales and marketing support for the duration of the agreement as outlined in Attachment B.

     The triggering event relative to the movement from Phase I to Phase II shall the attainment of capital in conjunction with the purchase of the currently identified product opportunity. In the event that there is no Triggering Event, Phase I shall construe the entirety of this agreement and therefore shall nullify Phase II of this agreement.

16.  DEFINITION OF NET SALES

     For purposes of this Agreement, "NET SALES" means, with respect to any Product sold by the COMPANY, the gross amounts invoiced for sales of the Product by the COMPANY, its Affiliates and their permitted sublicensees, as appropriate, less the sum of:

          (A) trade, quantity and cash discounts actually allowed or paid, as may be customary in the trade or otherwise required by law or any Regulatory Authority;

          (B) credits or allowances given or made for rejection or return of previously sold products;

          (C) rebates granted to distributors as part of negotiated managed health care organizations contracts.

          (D) to the extent included in the invoiced price, taxes, duties or other governmental charges levied on or measured by the billing amount, as adjusted for rebates and refunds;

          (E) to the extent included in the invoiced price, charges for shipping, freight and insurance directly related to the distribution of the Product; and

          (F) discounts, refunds, rebates, charge backs, retroactive price adjustments and any other allowances granted to managed health care organizations or to federal, state and local governments, their agencies, purchasers and reimbursers, as may be customary in the trade or otherwise required by law or any Regulatory Authority;

     PROVIDED, HOWEVER, that during any Calendar Quarter the sum of the items described in (a), (c) and (f) above, for any Product shall not exceed [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]%) of the gross sales for such Product during such Calendar
     Quarter and any amounts in excess of such [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]%) limitation shall not be deductible in any other Calendar Quarter.

17.  BOARD APPROVAL

     The COMPANY will ensure that it will undertake the necessary steps required to obtain the written approval of its Board of Directors in order to fulfill its obligations and give full effect to this Agreement.


IN WITNESS WHEREOF, The parties have executed the Agreement as of the date set forth above.


VCG & ASSOCIATES, INC.

By:      __________________________________________
Name:    Michael A. Schultz
Title:   Managing Partner
Date:    February 1, 2007


SYNOVICS PHARMACEUTICALS INC.


By:      __________________________________________
Name:    Ronald Howard Lane
Title:   Chief Executive Officer
Date:    February 1, 2007

                                  ATTACHMENT A
                             VCG & A, INC. SERVICES
                                     PHASE I
DURATION: FEBRUARY 1, 2007 - THE SOONER OF THE TRIGGERING EVENT OR JULY 30, 2007

The Phase I Services, to be performed under this Agreement, shall be limited to the following:

     1. Provide advice and counsel on establishing appropriate systems, facilities, structures, and other business elements to promote the growth and eventual profitability of Synovics Inc.

     2. Provide technical guidance on the selection of products, processes, vendors, strategies and other required elements to make Synovics R&D program productive and profitable.

     3. Identifying potential market and product opportunities to enhance Synovics overall growth opportunity.

     4. Participate with Synovics Inc. Senior Management Team, and any other requisite parties to formulate a 3 year business plan for the enterprise.

     5. Participate in Synovics Inc's current fund raising efforts and represent the COMPANY interests at a Senior Management level in all discussions with potential investors.

     6.   Assist Synovics in identifying potential funding sources.

                                  ATTACHMENT B
                             VCG & A, INC. SERVICES
                                    PHASE II
       THE BEGIN AS OF THE SOONER OF THE TRIGGERING EVENT OR JULY 30, 2007

     1. Assist COMPANY in identifying and evaluating alternative strategies for expanding COMPANY's business and augmenting its value;

     2. Assist COMPANY in identifying potential parties to transactions with COMPANY;

     3. With the approval of COMPANY, enter into preliminary discussions with potential parties to transactions with COMPANY;

     4.   Assist  COMPANY  by  providing   industry   expertise  and  advice  in
          evaluating various potential transactions;

     5. Assist in the development of negotiation positions and alternative structures;

     6.   Provide business plan development to raise capital for the COMPANY;

     7.   Financial assessment(s) as necessary;

     8.   Distribution and sales assessment to maximize market opportunity;

     9. Sales assistance with focus on acquiring a larger customer base, A & B clients versus C clients;

     10. Assist COMPANY in branding the organization with a broader customer base;

     11. Manage generic, 505(b)(2), and other opportunities, take to market or license to other Pharma's;

     12.  Broker product(s) in-license and out-license opportunities;

     13. Build commercialization plan and build sales force for 505 (b)(2) products if products are retained;

     14. Build commercialization plan and build sales force for branded pharmaceuticals if products are retained:

     15. Create business plans and strategies as applicable for all sectors and platforms;

     16.  Enhance distribution and sales opportunities to all market segments;

     17.  Provide the CONFIDENTIAL TREATMENT REQUESTED opportunity;

     18.  Bring additional products to Synovic/Kirk Pharmaceuticals;

     19.  Raise additional funds to drive implementation of the above; and,

     20.  Other management and strategic services as necessary.

                                  ATTACHMENT C
                                  FEE STRUCTURE


PHASE I

[CONFIDENTIAL TREATMENT REQUESTED]


PHASE II

[CONFIDENTIAL TREATMENT REQUESTED]